Exhibit 10.2

RESTRUCTURING AGREEMENT

This Restructuring Agreement (this “Agreement”) is entered into effective as of March 31, 2014, by and among Aethlon Medical, Inc., a Nevada corporation (the “Company”), and ____________________ (the “Holder”).

WHEREAS, the Company and the Holder were parties to that certain Amended and Restated 12% Series A Convertible Promissory Note executed on June 14, 2010 (the “Note”);

WHEREAS, the Company issued to the Holder certain Amended and Restated Class A Principal Common Stock Purchase Warrants, Amended and Restated Class A Common Stock Purchase Warrants, Amended and Restated Class A-1 Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants in connection with the Note (collectively, the “Existing Warrants”);

WHEREAS, the Company and the Holder desire to restructure their agreement with respect to the Existing Warrants.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Amendment of Warrants.

a. Adjustment of Exercise Price. The Exercise Price, as defined in each of the Existing Warrants, shall be $.042.

b. Waiver of Anti-Dilution Rights. To the extent that any Existing Warrant contains any provision that would act to reduce the exercise price of such Existing Warrant if the Company were to issue any Common Stock, other than excepted issuances specified in the applicable Existing Warrant (“Excepted Issuances”), at a price below such exercise price, the Holder hereby agrees that such Existing Warrant hereby is amended to remove such anti-dilution protection and, until such Existing Warrant is no longer outstanding, the Company shall be prohibited from issuing any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modifying, with equivalent effect, any of the foregoing that may be outstanding), other than Excepted Issuances, at a price below $.042.

c. Expiration Date of Existing Warrants. The Expiration Date, as defined in each of the Existing Warrants, shall be July 1, 2018.

2. Miscellaneous.

a. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

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b. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Holder’s Existing Warrants.

c. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

d. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and, all of which taken together will constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature will create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

e. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to principles of conflicts of law that would result in the application of the law of another jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of San Diego, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

f. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Restructuring Agreement as of the date first written above.

AETHLON MEDICAL, INC.

______________________________________

Name: James A. Joyce

Title: Chief Executive Officer

______________________________________

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